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                                                                      EXHIBIT 21




                   CNA SURETY CORPORATION AND SUBSIDIARIES
                           AS OF DECEMBER 31, 1997




                                                                INCORPORATED
COMPANY                                                              IN
-------                                                         ------------
CNA Surety Corporation ........................................   Delaware
Capsure Holdings Corp. (f/k/a Nucorp, Inc.) ...................   Delaware
  Capsure Financial Group, Inc. ...............................   Oklahoma
   (f/k/a/ Nucorp Energy of Oklahoma, Inc.)
      NI Acquisition Corp. ....................................   Texas
      SI Acquisition Corp. ....................................   Texas
          Surewest Financial Corp. ............................   South Dakota
            Surety Bonding Company of America .................   South Dakota
            Western Surety Company ............................   South Dakota
              Troy Fain Insurance, Inc. .......................   Florida
      Universal Surety Holding Corp. ..........................   Texas
         Universal Surety of America  .........................   Texas